Exhibit 7.1(b)

GBH CPAs, PC 6002 Rogerdale, Suite 500 Houston, Texas 77072 Tel: 713-482-0000 Fax: 713-482-0099

January 27, 2012

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE: Consolidation Services, Inc.

File No.: 0-54230

We have read the statements under Item 4.02 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2012 regarding withdrawal of our audit report dated April 14, 2011 on the Company’s consolidated financial statements as of December 31, 2010 and for the year then ended. We agree with these statements pertaining to our firm.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

January 27, 2012